SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                              _________________


                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest event reported):
April  15,  1997

                                RESMED, INC.
             Exact name of registrant as specified in its charter


                   Delaware                       0-26038
 State of incorporation or organization     Commission File Number

              98-0152841
I.R.S. Employer Identification No.


   5744 Pacific Center Boulevard, Suite 311, San Diego, California 92121
                   Address of principal executive offices


                                              (619) 622-2040
             Registrant's telephone number, including area code



         Former name or former address, if changed since last report


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Item  5.          Other  Events.
     On April 15, 1997, the Board of Directors of ResMed, Inc. (the "Company") declared a dividend of one preferred stock purchase right (the "Rights") for each share of common stock, par value $0.004 per share (the "Common Shares"), of the Company outstanding at the close of business on April 30, 1997 (the "Record Date"). The terms and conditions of the Rights are as set forth in that certain Rights Agreement dated as of April 23, 1997 between the Company and American Stock Transfer & Trust Company as the Rights Agent (the "Rights Agreement"). The following is a summary of the terms and conditions which is qualified in its entirety by the Rights Agreement.
     Each Right will entitle the registered holder thereof, after the Rights become exercisable and until April 30, 2007 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), at a price of
$80.00 per one one-hundredth (1/100th) of a Preferred Share, subject to certain anti-dilution adjustments (the "Purchase Price"). The Rights will be represented by the Common Share certificates and will not be exercisable or transferable apart from the Common Shares until the earlier to occur of (i) the tenth day after a public announcement that a Person or group of affiliated or associated Persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (the "Shares Acquisition Date"), or (ii) the tenth day after a Person or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date," whether or not either such date occurs prior to the Record Date). Separate certificates representing the Rights will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately from the Common Shares. The Rights will at no time have any voting rights.
     Each Preferred Share purchasable upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share. In the event of liquidation, the holders of  the  of  Preferred  Shares  will  be  entitled  to  a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

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In the event that at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and its Common Shares are not changed or exchanged, or (ii) a Person becomes an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Shares approved by a majority of the Board of Directors of the Company who are not associated with an Acquiring Person, the "Continuing Directors") each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right.
     In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation (other than a merger described in the preceding paragraph), (ii) the Company is the surviving corporation in a merger or consolidation with another Person and all or part of the Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is exchanged, mortgaged, sold or otherwise transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise
price  of  the  Right.    The  events  set  forth in this paragraph and in the
preceding  paragraph  are  referred  to  as  the  "Trigger  Events."
     At any time until ten (10) days following the Shares Acquisition Date (as such period may be extended by the Company and Rights Agent pursuant to the Rights Agreement), the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right provided that in certain circumstances such redemption will require the concurrence of a majority of the Continuing
Directors.    Immediately  upon  the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.
     The Rights will expire on April 30, 2007 (the "Final Expiration Date") (unless earlier redeemed, exchanged or terminated). American Stock Transfer & Trust Company is the Rights Agent.
     The Purchase Price payable, and the number of one one-hundredths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

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Until  a  Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.
     Any  of  the  provisions  of  the  Rights Agreement may be amended by the
Company and the Rights Agent prior to the Distribution Date. After the Distribution Date, the Company and the Rights Agent may amend or supplement the Rights Agreement without the approval of any holders of Right Certificates to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, to shorten or lengthen any time period under the Rights Agreement (so long as, under certain circumstances, a majority of Continuing Directors approve such shortening or lengthening) or so long as the interests of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person) are not adversely affected thereby, to make any other changes or provisions in regard to matters or questions arising thereunder which the Company and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date. The Company and the Rights Agent may at any time prior to such time as any Person becomes an Acquiring Person amend the Rights Agreement to lower the thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person or group of affiliated or associated Persons and (ii) 10%.
     One Right will be distributed to stockholders of the Company for each Common Share owned of record by them on April 30, 1997. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 150,000 Preferred Shares initially for issuance upon exercise of the Rights.
     The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company's stock on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.
     The Rights Agreement specifying the terms of the Rights, the text of the press release announcing the declaration of the Rights, and the form of a letter to be sent to the holders of the Company's Common Stock, dated April 30, 1997, explaining the Rights, are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.
Item  7.          Exhibits.
[4.]        Rights Agreement, dated as of April 23, 1997, between ResMed, Inc.
and American Stock Transfer & Trust Company, which includes the form of Certificate of Determination of the Series A Junior Participating Preferred Stock of ResMed, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

[20.]          Form of Letter to be sent to the holders of ResMed, Inc. Common
Stock.

[99.]          Text  of  Press  Release,  dated  April  16,  1997.

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                                  SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:          April  2,  1997
RESMED,  INC.



By:/S/          DR.  PETER  C.  FARRELL
     Name:          Dr.  Peter  C.  Farrell
     Title:          President  and  Chief  Executive  Officer

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                                EXHIBIT INDEX
4. Rights Agreement, dated as of April 23, 1997, between ResMed, Inc. and American Stock Transfer & Trust Company, which includes the form of Certificate of Determination of the Series A Junior Participating Preferred Stock of ResMed, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.
20.     Form of Letter to be sent to the holders of ResMed, Inc. Common Stock.
99.          Text  of  Press  Release,  dated  April  16,  1997.

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